As filed with the Securities and Exchange Commission on January 19, 2024

Registration No. 333-267721

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

Registration Statement No. 333-267721

Under

The Securities Act of 1933

Salem Media Group, Inc.

AND

Additional Registrants Named in the Table of Additional Registrants Below

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0121400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6400 North Belt Line Road

Irving, Texas 75063

(469) 586-0080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher J. Henderson

Executive Vice President and General Counsel

Salem Media Group, Inc.

6400 North Belt Line Road

Irving, Texas 75063

(805) 987-0400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Gregg Amber

Garett Sleichter

Rutan & Tucker, LLP

18575 Jamboree Road, Ninth Floor

Irvine, CA 92612

(714) 641-5100

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

The following direct and indirect subsidiaries of the registrant are co-registrants under this registration statement:

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
Air Hot, Inc.	Delaware	4832	80-0316086
Bison Media, Inc.	Colorado	4832	77-0434654
Eagle Products, LLC	Delaware	2721	32-0427053
Hispanos Communications, LLC	Delaware	4832	88-4008321
Inspiration Media, Inc.	Washington	4832	77-0132974
Inspiration Media of Texas, LLC	Texas	4832	75-2615876
New Inspiration Broadcasting Company, Inc.	California	4832	95-3356921
News Aggregator, LLC	Delaware	4899	86-3768642
NI Acquisition Corporation	California	4832	77-0472233
Reach Satellite Network, Inc.	Tennessee	4832	62-1499223
Salem Communications Holding Corporation	Ohio	4832	77-0439370
Salem Consumer Products, Inc.	Delaware	5399	26-0592055
Salem Management Services, Inc.	Delaware	8741	88-2417637
Salem Media of Colorado, Inc.	Colorado	4832	84-1239646
Salem Media of Hawaii, Inc.	Delaware	4832	91-1973005
Salem Media of Illinois, LLC	Delaware	4832	52-2295222
Salem Media of Massachusetts, LLC	Delaware	4832	26-1524392
Salem Media of New York, LLC	Delaware	4832	52-2293254
Salem Media of Ohio, Inc.	Ohio	4832	95-3690954
Salem Media of Oregon, Inc.	Oregon	4832	77-0114986
Salem Media of Texas, Inc.	Texas	4832	77-0379125
Salem Media Representatives, Inc.	Texas	4899	77-0281576
Salem News, Inc.	Texas	4899	87-3575090
Salem Radio Network Incorporated	Delaware	4899	77-0305542
Salem Radio Operations, LLC	Delaware	4832	77-0581097
Salem Radio Properties, Inc.	Delaware	6531	52-2194731
Salem Satellite Media, LLC	Delaware	4832	52-2324849
Salem Web Network, LLC	Delaware	5399	52-2141739
SCA License Corporation	Delaware	4832	52-2255733
SCA-Palo Alto, LLC	Delaware	4832	36-4502016
SRN News Network, Inc.	Texas	4899	77-0426090
SRN Store, Inc.	Texas	5399	42-3434092

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File Number 333-267721) filed by Salem Media Group, Inc., a Delaware corporation (the “Company”) and the additional registrants named in the table of additional registrants above (together with the Company, the “Registrants”), with the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2022, as amended (the “Registration Statement”), which registered (i) up to $40,000,000 in the aggregate of any combination of the following securities: shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), shares of the Company’s preferred stock, par value $0.01 per share, depositary shares, debt securities, warrants, purchase contracts, units, and guarantees; and (ii) for resale up to 1,000,000 shares in the aggregate of the Class A Common Stock held by the selling stockholders named therein.

On December 29, 2023, the Company announced that it notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s decision to voluntarily delist its Class A Common Stock from the Nasdaq Global Market. On January 8, 2024, the Company filed a Notification of Removal From Listing And Registration on Form 25 with the SEC to delist the Class A Common Stock from Nasdaq and to deregister the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Class A Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act. In connection with the Company’s voluntary decision to delist and deregister, the Company has terminated any and all offerings pursuant to the Registration Statement. Accordingly, the filing of this Post-Effective Amendment No. 1 is made pursuant to an undertaking made by the Registrants in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering. The Registrants, by filing this Post-Effective Amendment No. 1, hereby remove from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 19th day of January, 2024.

SALEM MEDIA GROUP, INC.

By:	/s/ DAVID P. SANTRELLA
David P. Santrella
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 19th day of January, 2024.

AIR HOT, INC.
BISON MEDIA, INC.
INSPIRATION MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
NI ACQUISITION CORPORATION
REACH SATELLITE NETWORK, INC.
SALEM COMMUNICATIONS HOLDING CORPORATION
SALEM CONSUMER PRODUCTS, INC.
SALEM MANAGEMENT SERVICES, INC.
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA REPRESENTATIVES, INC.
SALEM NEWS, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SCA LICENSE CORPORATION
SRN NEWS NETWORK, INC.
SRN STORE, INC.

By:	/s/ David P. Santrella
David P. Santrella
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 19th day of January, 2024.

HISPANOS COMMUNICATIONS, LLC

BY:	SALEM MEDIA GROUP, INC.,
ITS SOLE MEMBER

By:	/s/ David P. Santrella
David P. Santrella
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 19th day of January, 2024.

EAGLE PRODUCTS, LLC

BY:	SALEM COMMUNICATIONS HOLDING CORPORATION,
ITS MANAGING MEMBER

NEWS AGGREGATOR, LLC

BY:	SALEM COMMUNICATIONS HOLDING CORPORATION,
ITS MANAGING MEMBER

By:	/s/ David P. Santrella
David P. Santrella
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 19th day of January, 2024.

INSPIRATION MEDIA OF TEXAS, LLC

BY:	SCA LICENSE CORPORATION,
ITS MANAGING MEMBER

SALEM MEDIA OF ILLINOIS, LLC

BY:	SCA LICENSE CORPORATION,
ITS MANAGING MEMBER

SALEM MEDIA OF MASSACHUSETTS, LLC

BY:	SCA LICENSE CORPORATION,
ITS MANAGING MEMBER

SALEM MEDIA OF NEW YORK, LLC

BY:	SCA LICENSE CORPORATION,
ITS MANAGING MEMBER

SALEM RADIO OPERATIONS, LLC

BY:	SCA LICENSE CORPORATION,
ITS MANAGING MEMBER

SALEM SATELLITE MEDIA, LLC

BY:	SCA LICENSE CORPORATION,
ITS MANAGING MEMBER

SALEM WEB NETWORK, LLC

BY:	SCA LICENSE CORPORATION,
ITS MANAGING MEMBER

SCA-PALO ALTO, LLC

BY:	SCA LICENSE CORPORATION,
ITS MANAGING MEMBER

By:	/s/ David P. Santrella
David P. Santrella
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.